As filed with the Securities and Exchange Commission on March 17, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOUNDRY NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan
(Full title of the plans)

Bobby R. Johnson, Jr.
President and Chief Executive Officer
Foundry Networks, Inc.
4980 Great America Parkway
Santa Clara, CA 95054
(Name and address of agent for service)
(408) 207-1700
(Telephone number, including area code, of agent for service)

Copy to:
David C. Lee
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025
(650) 614-7653
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed
		offering	maximum	Amount of
Title of each class of securities	Amount to be	price per	aggregate	registration
to be registered	registered(1)	share	offering price	fee
1999 Employee Stock Purchase Plan Common Stock, 0.0001 par value	3,000,000 Shares (2)	$14.01 (3)	$42,036,750	$4,497.93

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	The 3,000,000 shares being registered under the 1999 Employee Stock Purchase Plan represent automatic annual increases in accordance with the terms of the 1999 Employee Stock Purchase Plan on the first day of the fiscal years 2000 and 2006.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on March 15, 2006, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:
     (a) The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 000-26689).
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above; and
     (c) The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange on July 13, 1999, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.	Description of Securities. Not applicable.

Item 5.	Interests of Named Experts and Counsel. Not applicable.

Item 6.	Indemnification of Directors and Officers.
     The registrant’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

Item 7.	Exemption from Registration Claimed. Not applicable.

Item 8.	Exhibits.

Exhibit Number
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).

Item 9.	Undertakings.
     The undersigned registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
[Signature Pages Follow]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 17, 2006.

FOUNDRY NETWORKS, INC.
By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance & Administration, Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby R. Johnson and Timothy D. Heffner, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bobby R. Johnson, Jr. Bobby R. Johnson, Jr.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 17, 2006

/s/ Timothy D. Heffner Timothy D. Heffner	Vice President, Finance & Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2006

/s/ Andrew K. Ludwick Andrew K. Ludwick	Director	March 17, 2006

/s/ Alfred J. Amoroso Alfred J. Amoroso	Director	March 17, 2006

/s/ C. Nicholas Keating, Jr. C. Nicholas Keating, Jr.	Director	March 17, 2006

/s/ J. Steven Young J. Steven Young	Director	March 17, 2006

/s/ Alan L. Earhart Alan L. Earhart	Director	March 17, 2006

INDEX TO EXHIBITS

Exhibit
Number
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).